                                                                    Exhibit 10.5

                      INVESTMENT MANAGEMENT TRUST AGREEMENT

                  This Agreement is made as of _________, 2006 by and between
Bank Street Telecom Funding Corp. (the "Company") and Continental Stock Transfer
and Trust Company ("Trustee").

                  WHEREAS, the Company's Registration Statement on Form S-1, No.
333-127238 (as amended from time to time) ("Registration Statement"), for its initial public offering of securities ("IPO") has been declared effective as of the date hereof ("Effective Date") by the Securities and Exchange Commission;

                  WHEREAS, Citigroup Global Markets Inc. (the "Representative")
is acting as the representative of the underwriters in the IPO;

                  WHEREAS, as described in the Company's Registration Statement, and in accordance with the Company's amended and restated certificate of incorporation, $80,624,415 of the net proceeds of the IPO ($92,900,415 if the underwriters' over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account (the "Trust Account")
for the benefit of the Company and the holders of the Company's common stock, par value $0.0001 per share ("Common Stock"), issued in the IPO as hereinafter provided. The amount to be delivered to the Trustee will be referred to herein as the "Property," the stockholders for whose benefit the Trustee shall hold the
Property will be referred to as the "Public Stockholders;" and the Public
Stockholders and the Company will be referred to together as the
"Beneficiaries");

                  WHEREAS, pursuant to the Founding Warrant Purchase Agreement, dated as of _______, 2006, among the Company and its existing stockholders, the entire proceeds of the private placement of warrants to acquire Common Stock with the Company's existing stockholders, equal to $1,400,000, will be delivered to the Trustee to be deposited and held in the Trust Account;

                  WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $1,760,000 (or the amount specified in a notice pursuant to paragraph 2(f) hereof) is attributable to deferred underwriting commissions that will become payable by the Company to the Representative upon the consummation of a Business Combination (as defined in the Registration
Statement) (the "Deferred Discount"); and

                  WHEREAS, the Company and the Trustee desire to enter into this
Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

                  IT IS AGREED:

1.   Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

                  (a)  Hold the Property in trust for the Beneficiaries in
accordance with the terms of this Agreement in the Trust Account;

                  (b)  Manage, supervise and administer the Trust Account
subject to the terms and conditions set forth herein;

                  (c)  In a timely manner, upon instruction of the Company, to invest and reinvest the Property in:

                       i.  any security issued or guaranteed by the United
States; or

                       ii. any open-ended investment company registered under
the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest (AAA) credit rating issued by a United States nationally recognized rating agency such as Standard & Poor's Corporation or Moody's
Investor Services;

                  (d)  Collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

                  (e)  Notify the Company and the Representative of all
communications received by it with respect to any Property requiring action by the Company;

                  (f)  Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

                  (g)  Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

                  (h)  Render to the Company and to the Representative, and to
such other person as the Company may instruct, monthly statements of the activities of and amounts in the Trust Account reflecting all receipts in writing and disbursements of the Trust Account;

                  (i)  If there is any income tax obligation relating to the income of the Property in the Trust Account, then, only at the written instruction of the Company, make available in cash from the Property in the
Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the taxing authority
(and not through the Company) by electronic funds transfer, account debit or other method of payment; provided, however, that if a taxing authority will not accept payment in such manner, then any payment which would have been made directly to the taxing authority may be made to the Company, and the Company shall forward such payment to the taxing authority; and

                  (j)  Commence liquidation of the Trust Account only after
receipt of and only in accordance with the terms of a letter ("Termination
Letter"), in a form substantially similar to that attached hereto as either
Exhibit A or Exhibit B, signed on behalf of the Company by its (i) Chief
Executive Officer or Chairman of the Board and (ii) Secretary, and complete the liquidation of the Trust Account and disburse the Property in the Trust Account
(which disbursement shall include, in the event of a Business Combination, payment of the Deferred Discount to the Representative) only as directed in the
Termination Letter and the other documents referred to therein. The Trustee understands and agrees that, except as provided in paragraphs 1(i), 1(k) and
5(a) hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein.

                  (k)  Release to the Company from the Trust Account, only upon the Company's written instruction letter substantially in the form attached hereto as Exhibit C, an amount in cash equal to the interest income earned on the Trust Account, net income taxes on such interest ("Net Income"); provided, however, that no more than an aggregate of $1,400,000 of Net Income may be released to the Company pursuant to this paragraph 1(k);

                  (l)  Permit or effect no distribution from the Trust Account except in accordance with the express terms of this Agreement.

2.   Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

                  (a)   Give all instructions to the Trustee hereunder in
writing, signed by the Company's Chief Executive Officer, President, Chairman of
the Board or Chief Financial Officer, provided that any Termination Letter will be given pursuant to the requirements of paragraph 1(j). In addition, except with respect to its duties under paragraph 1(j) above, the Trustee shall be entitled to rely, and shall be protected in relying, on any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the
Company shall promptly confirm such instructions in writing;

                  (b)   Hold the Trustee harmless and indemnify the Trustee from
and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the
Company in writing of such claim (hereinafter referred to as the "Indemnified
Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

                  (c)   Pay the Trustee an initial acceptance fee of $_____ and
an annual fee of $______(it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b)
hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph);

                  (d)   Provide to the Trustee any letter of intent, agreement
in principle or definitive agreement that is executed in connection with a
Business Combination; and

                  (e)   In connection with any vote of the Company's
stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the
Company's stockholders regarding such Business Combination.

                  (f)   Within five business days after the Representative's
over-allotment option (or any unexercised portion thereof) expires or is exercised in full, provide the Trustee notice in writing (with a copy to the
Representative) of the total amount of the Deferred Discount, which shall in no event be less than $1,760,000.

3.   Limitations of Liability. The Trustee shall have no responsibility or liability to:

                  (a)   Take any action with respect to the Property, other than
as directed in paragraph 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

                  (b)   Institute any proceeding for the collection of any
principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

                  (c)   Change the investment of any Property, other than in
compliance with paragraph 1(c);

                  (d)   Refund any depreciation in principal of any Property;

                  (e)   Assume that the authority of any person designated by
the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

                  (f)   The other parties hereto or to anyone else for any
action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this
Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

                  (g)   Verify the correctness of the information set forth in
the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the
Registration Statement;

                  (h)   File information returns with the United States Internal
Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Property; and

                  (i)   Pay any taxes on behalf of the Trust Account except as
set forth in paragraph 1(i).

4.   Trust Fund Waiver. The Trustee has no right, title, interest, or claim of any kind ("Claim") in or to any monies in the Trust Account, and hereby waives any Claim in or to any monies in the Trust Account it may have in the future, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

5.   Termination. This Agreement shall terminate as follows:

                  (a)   If the Trustee gives written notice to the Company that
it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports

and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the
Property deposited with the United States District Court for the Southern
District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

                  (b)   At such time that the Trustee has completed the
liquidation of the Trust Account in accordance with the provisions of paragraph
1(j) hereof, and disbursed the Property in accordance with the provisions of a
Termination Letter, this Agreement shall terminate except with respect to paragraph 2(b).

6.   Miscellaneous.

                  (a)   The Company and the Trustee each acknowledge that the
Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an
Authorized Telephone Number listed on the attached Exhibit D. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

                  (b)   This Agreement shall be governed by and construed and
enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

                  (c)   This Agreement contains the entire agreement and
understanding of the parties hereto with respect to the subject matter hereof.

                  (d)   This Agreement or any provision hereof may only be
amended or modified by a writing signed by each of the parties hereto, provided, however, that no such amendment or modification (other than to correct a typographical or similar technical error) may be made to paragraphs 1(i), 1(j),
1(k), 1(l), 2(d) and 2(e) and Exhibits A and B hereof without the consent of all of the Public Stockholders, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third-party beneficiary of this paragraph 6(d) with the same right and power to enforce this paragraph 6(d)
as either of the parties hereto. For purposes of this paragraph 6(d), the
"consent of all of the Public Stockholders" shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a) 70% of the Public
Stockholders of record as of a record date established in accordance with
Section 213(a) of the Delaware General Corporation Law, as amended (the "DGCL"), have voted in favor of such amendment or modification or (b) 70% of the Public
Stockholders of record as of a record date established in accordance with
Section 213(b) of the DGCL has delivered to such entity a signed writing approving such amendment or modification.

                  (e)   The parties hereto consent to the jurisdiction and venue
of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

                  (f)   Any notice, consent or request to be given in connection
with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

                  if to the Trustee, to:

                        Continental Stock Transfer
                        & Trust Company
                        17 Battery Place
                        New York, New York 10004
                        Attn:  Steven G. Nelson
                        Fax No.:  (212) 509-5150

                  if to the Company, to:

                        Bank Street Telecom Funding Corp.
                        One Landmark Square
                        18th Floor
                        Stamford, Connecticut 06901
                        (203) 252-2800
                        Attn: James H. Henry
                        Fax No.: (203) 252-2810

                  in either case with a copy to:

                        Citigroup Global Markets Inc.
                        388 Greenwich Street
                        New York, New York 10013
                        Fax No.:  (212) 816-7912
                        Attn:  General Counsel

                        and

                        Bingham McCutchen LLP
                        399 Park Avenue
                        New York, New York 10022
                        Attn:    Floyd I. Wittlin, Esq.
                        Fax No.: (212) 752-5370

                        and

                        Fried, Frank, Harris, Shriver & Jacobson, LLP
                        One New York Plaza
                        New York, New York 10004
                        Attn:    Stuart Gelfond, Esq.
                        Fax No.:  (212) 859-4000

                  (g)   This Agreement may not be assigned by the Trustee
without the prior written consent of the Company.

                  (h)   Each of the Trustee and the Company hereby represents
that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

                  (i)   The Trustee hereby consents to the inclusion of
Continental Stock Transfer & Trust Company in the Registration Statement and
other materials relating to the IPO.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have duly executed this
Investment Management Trust Agreement as of the date first written above.

                                 CONTINENTAL STOCK TRANSFER& TRUST
                                 COMPANY, as Trustee

                                 By: ______________________________________
                                     Name:
                                     Title:

                                 BANK STREET TELECOM FUNDING CORP.

                                 By: ______________________________________
                                     Name:
                                     Title:  [Chief Executive Officer][Chairman
                                     of the Board]

                                 By: ______________________________________
                                     Name:
                                     Title:  Secretary

                                                                       EXHIBIT A

                             [LETTERHEAD OF COMPANY]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson

Re: Trust Account No.     Termination Letter

Gentlemen:

      Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Bank Street Telecom Funding Corp. (the "Company") and Continental Stock
Transfer & Trust Company ("Trustee"), dated as of _____________, 2006 (the
"Trust Agreement"), this is to advise you that the Company has entered into an agreement (the "Business Agreement") with ______________(the "Target Business")
to consummate a business combination with the Target Business (a "Business
Combination") on or about [insert date]. The Company shall notify you at least two business days in advance of the actual date of the consummation of the
Business Combination (the "Consummation Date"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the
Trust Agreement.

      Pursuant to paragraph 2(e) of the Trust Agreement, we are providing you with an affidavit or certificate of _____________, which verifies the vote of the Company's stockholders in connection with the Business Combination, including the identities of the Public Stockholders who exercised their conversion option in connection with the Business Combination (the "Vote
Verification"). In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for disbursement.

      On the Consummation Date: (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and
(ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account ("Instruction Letter"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter and the Instruction
Letter, (a) as directed in writing by the Representative, in an amount equal to the Deferred Discount; (b) to Public Stockholders who exercised their conversion option in connection with the Business Combination, in an amount equal to their pro rata share of the amounts in the Trust Account as of two business days prior to the Consummation Date (including the Deferred Discount and any income actually received on amounts in the Trust Account but less an amount equal to estimated taxes that are or will be due on such income at an assumed rate of
[__]% and less the amount of Net Income released to the Company pursuant to paragraph 1(k) of the Trust Agreement); and (c) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be disbursed after the Consummation Date to the Company. Upon the disbursement of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

      In the event that the Business Combination is not consummated on the
Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust
Agreement on the business day immediately following the Consummation Date as set forth in the notice.

                                 Very truly yours,

                                 BANK STREET TELECOM FUNDING CORP.

                                 By: ______________________________________
                                     Name:
                                     Title:   [Chief Executive Officer]
                                     [Chairman of the Board]

                                 By: ______________________________________
                                 Name:
                                 Title:       Secretary

                                       2

                                                                       EXHIBIT B

                             [LETTERHEAD OF COMPANY]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson

Re: Trust Account No.     Termination Letter

Gentlemen:

      Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Bank Street Telecom Funding Corp. (the "Company") and Continental Stock
Transfer & Trust Company (the "Trustee"), dated as of __________, 2006 (the
"Trust Agreement"), this is to advise you that the Board of Directors of the
Company has voted to dissolve the Company and the Company's stockholders have approved such dissolution. Attached hereto is a copy of the Company's
Certificate of Dissolution, as filed with the Delaware Secretary of State, certified by the Secretary of the Company as true and correct. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Trust Agreement.

      In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account (including the Deferred
Discount and any income actually received on amounts in the Trust Account). In connection with this liquidation, you are hereby authorized, in your discretion, to establish a record date for the purposes of determining the Public
Stockholders of record entitled to receive their per share portion of the Trust
Account. The record date shall be within ten (10) days of the date of this letter. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date") in accordance with the terms of the Trust Agreement and the Amended and Restated
Certificate of Incorporation of the Company on a pro rata basis to the Public
Stockholders of the Company, provided that you shall retain in the Trust Account an amount equal to estimated taxes that are or will be due on income of the
Trust Account at an assumed rate of [__]%. You shall commence disbursement of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the disbursement of the funds. Upon the payment of all the funds in the Trust
Account, the Trust Agreement shall be terminated.

                                  Very truly yours,

                                  BANK STREET TELECOM FUNDING CORP.

                                  By: ______________________________________
                                  Name:
                                  Title:

                                       3

                                                                       EXHIBIT C

                             [LETTERHEAD OF COMPANY]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Frank DiPaolo

Re: Trust Account No. [         ] -- Distribution of Income on Property

Gentlemen:

         Pursuant to Section 1(k) of the Investment Management Trust Agreement
between Bank Street Telecom Funding Corp., a Delaware corporation ("Company"), and Continental Stock Transfer & Trust Company ("Trustee"), dated as of
________, 2006 (the "Trust Agreement"), we are requesting for our working capital purposes that you deliver to us $______________, representing a portion of the income earned on the Property and not exceeding the maximum amount set forth in Section 1(k) of the Trust Agreement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer said amount, less the transaction processing fee due to the Trustee for making such disbursement under Section 2(c) of the Trust Agreement, immediately upon your receipt of this letter to the Company's operating account at:

                        Bank:             [_______________]
                        ABA #:            [_______________]
                        Account Name:     [_______________]
                        Account Number:   [_______________]
                        Reference:        [_______________]

         After giving effect to the disbursement requested hereby, an aggregate of $_____________ has been released to the Company pursuant to Section 1(k) of the Trust Agreement.

                                         Very truly yours,

                                         BANK STREET TELECOM FUNDING CORP.

                                         By:___________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT D

AUTHORIZED INDIVIDUAL(S)                    AUTHORIZED
FOR TELEPHONE CALL BACK                     TELEPHONE NUMBER(S)
-----------------------                     -------------------

COMPANY:

Bank Street Telecom Funding Corp.
One Landmark Square
18th Floor
Stamford, Connecticut 06901
(203) 252-2800
Attn:  James H. Henry
Fax No.:  (203) 252-2810                    (203) 252-2802

TRUSTEE:

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Fax No.:  (212) 509-5150                    (212) 509-4000
Attn:  Steven G. Nelson